Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-9182) pertaining to the Amended and Restated 1997 Stock Option Plan of Global-Tech Appliances, Inc. (the “Company”) of our report dated September 26, 2007, with respect to the consolidated financial statements of the Company included in the Form 20-F for the year ended March 31, 2007.

/s/ Ernst & Young

Hong Kong

September 28, 2007